Exhibit 99.1

BUSINESS FIRST
BANK Go get it.
Annual Shareholder Meeting
Jun 2, 2016

BUSINESS FIRST
BANK
Who We Are
Community Bank Providing Personal & Commercial Financial Services to Businesses, Business Owners and Employees
Personal & Commercial Banking, Private Banking, Wealth Solutions, Treasury Management
200 Employees, 35 Commercial Bankers
Largest Bank HQ’d in the state’s capital, In top dozen Largest in LA
4th Largest De Novo in Class of 2006 in U.S.
Statewide Breadth, Capital City Depth: 7 markets, 18 offices, 10,000 Clients

BUSINESS FIRST
BANK
Board of Directors
Bob Greer, Chairman of Board & Directors Loan
Committee
Former CEO, LEMIC Insurance
Buddy Roemer, Chairman Emeritus, Advisory
Board Member
Founding CEO, Co-Founder of The Business
Bank, Partner, RRM, Former Governor, State
of Louisiana
Benny Alford, Director
Owner, Benny’s Carwashes
John Graves, Director
Owner, Evans-Graves Engineering
David Laxton, Director, Chair of Governance
Committee
Retired CEO, Edgen Group, former Chairman,
American Gateway Bank
Rolfe McCollister, Director, Vice-Chairman
Publisher, The Baton Rouge Business Report,
member of the LSU Board of Supervisors
Andrew McLindon, Director, Chair of
Branding/Branching Committee
Owner, Mainspring Industries
Jude Melville, Director, President & CEO, Business
First Bank
Patrick Mockler, Director
Co-Owner, Mockler Beverages
David Montgomery, Director, Chair of Audit
Committee
Owner, Montgomery Insurance Agency
Art Price, Director
CFO, Badger Energy
Dr. Fayez Shamieh, Director
Owner, Fayez K Shamieh Medical Corp.
Stewart Slack, Director, Chair of ALCO Committee
SVP, KDC Development
Kenneth Smith, Director
Owner, T. Baker Smith Engineering
Bobby Yarborough, Director, Chair of
Compensation Committee
President, Manda Fine Meats, member of the
LSU Board of Supervisors
Everett Stewart, Director
Retired, Lamar Industries
Steve White, Director
Retired, former Executive with DHL Express

BUSINESS FIRST
BANK
The Year We Had (1Q15-1Q16)
Assets Up YOY By 57.33% to $1.16B
Loans Up YOY By 36.20% to $789MM
Deposits up YOY by 56.137 to $978MM
Well Capitalized – 9.65% Leverage Ratio
Solid Asset Quality – Lns 30+PD = .10%, Non-Accrual = .78%
Net Earnings
2015 Bank $5.058MM, HoldCo $4.096MM
1Q16 Bank $1.577MM HoldCo $1.404MM
Baton Rouge Business Report 2014 & 2015 Best Places to Work
Successful Exams

BUSINESS FIRSTBANK
Investments Made
M&A Integration
Rebrand BUSINESS FIRST BANK
New Team Members
New Orleans LPO
Wealth Solutions Group — $123MM AUM
Dividend— $.05 = approximately 25% of core earnings

BUSINESS FIRST BANK
What’s Next
Mid-July HQ Move Date
Managing Headwinds:
Energy, Interest Rates
Opportunities
Acquisition Optimization
New Orleans
Lake Charles
Acquisition Targeting
Liquidity Planning

BUSINESS FIRST BANK
QUESTIONS?
Forward-Looking Statements
Certain statements contained in this document may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would”, “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this document, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this document.